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Exhibit 10.2(a)

MEMORANDUM OF
FIRST AMENDMENT TO 2000 INCENTIVE PLAN

        The undersigned, J. Geoffrey Colton, the Secretary of LECG Holding Company, LLC, a California limited liability company (the "Company"), hereby certifies the following:

        Pursuant to an Action by Resolution of Board of Directors of LECG Holding Company, LLC, effective as of October 30, 2001, the Company adopted an amendment (the "First Amendment") to the Company's 2000 Incentive Plan (the "Plan").

        Under the First Amendment, the Plan was amended to include the following sentence at the end of Section 4 of the Plan:

        "Notwithstanding the foregoing, for calendar year 2001, the number of Options issued by the Company as of October 30, 2001 in excess of the limitation of Six Hundred Sixty Thousand Eight Hundred Thirty Three (660,833) Units in any calendar year is hereby ratified and approved, subject to adjustment as provided in Section 14, and the President of the Company is authorized to issue an additional 25,000 options at his discretion during calendar year 2001 in connection with the recruitment of personnel to join the Company, as well as any additional options with the approval by a representative of TCEP/LECG Funding Corporation."

        Except as expressly amended by the First Amendment, the Plan remained in full force and effect.

        IN WITNESS WHEREOF, the undersigned has executed this Memorandum as of this 11 day of June, 2002.

LECG HOLDING COMPANY, LLC

By:	/s/ J. GEOFFREY COLTON J. Geoffrey Colton Secretary

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MEMORANDUM OF FIRST AMENDMENT TO 2000 INCENTIVE PLAN